UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2025

Fractyl Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41942	27-3553477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Van de Graaff Drive Suite 200
Burlington, Massachusetts		01803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 902-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	GUTS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 11, 2025, Fractyl Health, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). Of the 48,976,636, shares of the Company’s common stock outstanding as of the record date of April 16, 2025, 34,467,774 shares were represented at the Annual Meeting, either by proxy or by attending the meeting, representing approximately 70.38% in voting power of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. The matters voted on at the Annual Meeting, each of which were described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2025, and the votes cast with respect to each such matter are set forth below:

1. Election of Class I Directors

The election of the following individuals as Class I directors, each for a three-year term ending at the 2028 annual meeting of stockholders and until their successors are duly elected and qualified:

Director Nominee	For	Withheld	Broker Non-Vote
William W. Bradley	24,314,250	2,641,193	7,512,331
Ajay Royan	24,455,118	2,500,325	7,512,331
Amy W. Schulman	24,452,410	2,503,033	7,512,331

2. Ratification of Independent Auditors

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025:

For	Against	Abstain
34,200,811	36,747	230,216

Based on the foregoing votes, each of William W. Bradley, Ajay Royan, and Amy W. Schulman were elected as directors and Item 2 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fractyl Health, Inc.

Date:	June 12, 2025	By:	/s/ Harith Rajagopalan
Harith Rajagopalan, M.D., Ph.D. Co-Founder, Chief Executive Officer and Director (Principal Executive Officer)